                                                                     EXHIBIT 4.9

                                     FORM OF

                             WARRANT AGENT AGREEMENT

                        Dated as of [_________ ___], 2004

                                  by and among

                             OGLEBAY NORTON COMPANY

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                As Warrant Agent

                             WARRANT AGENT AGREEMENT

                                TABLE OF CONTENTS

SECTION 1.            Certain Definitions; General Interpretive Principles.............................          1

SECTION 2.            Appointment of Warrant Agent.....................................................          4

SECTION 3.            Form of Warrant Certificates.....................................................          4

SECTION 4.            Execution of Warrant Certificates................................................          4

SECTION 5.            Issuance of Warrants; Registration and Countersignature..........................          5

SECTION 6.            Registration of Transfers and Exchanges..........................................          5

SECTION 7.            Terms of Warrants; Exercise of Warrants..........................................          8

SECTION 8.            Payment of Taxes.................................................................         11

SECTION 9.            Mutilated or Missing Warrant Certificates........................................         11

SECTION 10.           Reservation of Warrant Shares....................................................         12

SECTION 11.           Fractional Interests.............................................................         12

SECTION 12.           Merger, Consolidation or Change of Name of Warrant Agent.........................         12

SECTION 13.           Warrant Agent....................................................................         13

SECTION 14.           Resignation and Removal of Warrant Agent; Appointment of Successor...............         15

SECTION 15.           Notices to Company and Warrant Agent.............................................         16

SECTION 16.           Entire Agreement.................................................................         17

SECTION 17.           Supplements and Amendments.......................................................         17

SECTION 18.           Successors.......................................................................         17

SECTION 19.           Termination......................................................................         17

SECTION 20.           Governing Law....................................................................         17

SECTION 21.           Benefits of this Warrant Agent Agreement.........................................         18

SECTION 22.           Holder Not Deemed a Shareholder..................................................         18

SECTION 23.           Counterparts.....................................................................         18

SECTION 24.           Severability.....................................................................         18

                             WARRANT AGENT AGREEMENT

      WARRANT AGENT AGREEMENT dated as of [__________ ___], 2004 (this "Warrant Agent Agreement") between Oglebay Norton Company, an Ohio corporation, and Wells Fargo Bank, National Association, as warrant agent.

                                    RECITALS

      A. On February 23, 2004, ONCO Investment Company ("ONCO") filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), which case is being jointly administered for procedural purposes before the Bankruptcy Court with the cases of the Company (as defined below) and all of the other direct and indirect wholly-owned subsidiaries of the Company (and collectively with ONCO, the "Debtors") under case number 04-10558 (collectively, the "Chapter 11 Cases").

      B. Pursuant to the Second Amended Plan of Reorganization of Debtors and Debtors in Possession, dated July 30, 2004 (as further amended or modified, the "Plan"), which has been confirmed by the Bankruptcy Court in the Chapter 11 Cases, the Company is required to issue warrants (the "Warrants") entitling the Holders (as defined below) to up to 523,869 shares of New Common Stock (as defined below).

      C. The Company desires the Warrant Agent (as defined below) to act on behalf of the Company, and the Warrant Agent is willing to act as the agent of the Company in connection with the issuance, form, registration, exercise, transfer and exchange of the Warrants as well as other matters as provided herein.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, and for the purpose of defining the respective rights and obligations of the Company, the Warrant Agent and the Holders, the parties hereto agree as follows:

      SECTION 1. Certain Definitions; General Interpretive Principles.

            (a) Certain Definitions. As used in this Warrant Agent Agreement, the following terms will have the following respective meanings:

      "Bankruptcy Code" has the meaning set forth in Recital A to this Warrant Agent Agreement.

      "Bankruptcy Court" has the meaning set forth in Recital A to this Warrant Agent Agreement.

      "Business Day" means any day, other than a Saturday or Sunday, on which national banking institutions in Cleveland, Ohio and Minneapolis, Minnesota are open.

      "Chapter 11 Cases" has the meaning set forth in Recital A to this Warrant Agent Agreement.

      "Company" means Oglebay Norton Company, an Ohio corporation, and its successors and assigns.

      "Debtors" has the meaning set forth in Recital A to this Warrant Agent Agreement.

      "Definitive Warrant Certificates" have the meaning set forth in Section 3.

      "Definitive Warrants" have the meaning set forth in Section 3.

      "Depositary" has the meaning set forth in Section 3.

      "Distribution Record Date" means the date on which the Bankruptcy Court enters the order confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

      "Distribution Record Date Stock Register" means the register listing each record holder of the Old Common Stock as of the close of business on the Distribution Record Date and setting forth the following information with respect to each such holder: (a) legal name, (b) mailing address, (c) tax identification number and (d) the number of shares of Old Common Stock registered with such record holder.

      "Effective Date" means [________ __], 2004.

      "Exercise Amount" has the meaning set forth in Section 7(b).

      "Exercise Price" means the purchase price per New Common Share to be paid upon the exercise of the Warrants in accordance with the terms hereof, which price will be $10.00 per New Common Share.

      "Expiration Date" means [_________ __], 2005.

      "Global Warrant Certificates" have the meaning set forth in Section 3.

      "Global Warrants" have the meaning set forth in Section 3.

      "Holder" means a person registered as the record holder of the Warrants.

      "New Common Shares" means shares of New Common Stock.

      "New Common Stock" means the common stock, par value $0.01 per share, of the Company on and after the Effective Date, and any other capital stock of the Company into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution for, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

      "Officer" has the meaning set forth in Section 4.

      "Old Common Stock" means the common stock, par value $1.00 per share, of the Company prior to the Effective Date.

      "Original Holder" means a person registered as the record holder of the Warrants on the Effective Date.

      "ONCO" has the meaning set forth in Recital A to this Warrant Agent Agreement.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Plan" has the meaning set forth in Recital B to this Warrant Agent Agreement.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Transfer Agent" has the meaning set forth in Section 10.

      "Warrant" or "Warrants" has the meaning set forth in Recital B to this Warrant Agent Agreement.

      "Warrant Agent" means Wells Fargo Bank, National Association or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

      "Warrant Certificates" means the Definitive Warrant Certificates and the Global Warrant Certificates.

      "Warrant Exercise Notice" has the meaning set forth in Section 7(b).

      "Warrant Shares" means the New Common Shares issued or issuable upon the exercise of the Warrants.

            (b) General Interpretative Principles. For purposes of this Warrant Agent Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined herein include the plural as well as the singular, and the use of any gender herein will be deemed to include the other gender;

                  (ii) accounting terms not otherwise defined herein have the meanings given to them in accordance with generally accepted accounting principles;

                  (iii) references herein to "Articles", "Sections",
                        "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions hereof;

                  (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule will also apply to Paragraphs and other subdivisions;

                  (v) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Warrant Agent Agreement as a whole and not to any particular provision;

                  (vi) the words "include" and "including" will mean without limitation by reason of enumeration; and

                  (vii) the headings in this Warrant Agent Agreement are solely for convenience of reference and will be given no effect in the construction or interpretation of this Warrant Agent Agreement.

      SECTION 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Warrant Agent Agreement, and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

      SECTION 3. Form of Warrant Certificates. Subject to the provisions of this Warrant Agent Agreement, in accordance with the terms of the Plan, on the Effective Date, Warrants to purchase the Warrant Shares will be issued by the Company in the amounts and to the recipients specified in the Plan. The Warrants will be issued in definitive form (the "Definitive Warrants"), substantially in the form of Exhibit A-1, and in global form (the "Global Warrants"), substantially in the form of Exhibit A-2. Each certificate representing Global Warrants will represent such of the outstanding Warrants as will be specified therein and each certificate will provide that it will represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. The Depository Trust Company (the "Depositary") will act as securities depositary for the Global Warrants. Upon request, a Holder may receive from the Depositary and the Warrant Agent separate Definitive Warrants as set forth in Section 6 below. Any certificates evidencing the Definitive Warrants (the "Definitive Warrant Certificates") or the Global Warrants (the "Global Warrant Certificates") to be delivered pursuant to this Warrant Agent Agreement will be substantially in the forms set forth in Exhibit A-1 and Exhibit A-2, respectively, attached hereto.

      SECTION 4. Execution of Warrant Certificates. Warrant Certificates will be signed on behalf of the Company by its Chairman of the Board of Directors or its President and Chief Executive Officer or a Vice President and by its Secretary or an Assistant Secretary (each, an "Officer"). Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of any present or any future Officer and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any such Officer.

      If any Officer who will have signed any of the Warrant Certificates will cease to be such Officer before the Warrant Certificates so signed will have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such Officer; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, will be an Officer, although at the date of the execution of this Warrant Agent Agreement any such person was not such an Officer.

      SECTION 5. Issuance of Warrants; Registration and Countersignature. The Warrant Agent, on behalf of the Company, will (a) number the Warrant Certificates received from the Company, (b) insert the name of the Holder and the number of Warrants and Warrant Shares such Holder is entitled to receive on each respective Warrant Certificate based on the information provided in the Distribution Record Date Stock Register to the Warrant Agent by the Company, and
(c) register the Warrant Certificates in a register as they are issued.

      The Warrant Agent will also countersign the Warrant Certificates. Warrant Certificates will be countersigned manually by the Warrant Agent and will not be valid for any purpose unless so countersigned. The Warrant Agent will, upon written instructions of the Chairman of the Board of Directors, the President and Chief Executive Officer or a Vice President of the Company, initially countersign, issue and deliver Warrants entitling the Holders thereof to purchase approximately the number of Warrant Shares referred to in Recital B above and will countersign and deliver Warrants as otherwise provided in this Warrant Agent Agreement.

      On the Effective Date, the Warrant Agent will then arrange to deliver or cause to be delivered, by first class mail, the Warrant Certificates to the respective Holders at the mailing address set forth in the Distribution Record Date Stock Register.

      The Company and the Warrant Agent may deem and treat the Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent will be affected by any notice to the contrary.

      SECTION 6. Registration of Transfers and Exchanges.

            (a) Transfer and Exchange of Definitive Warrants. When Definitive Warrant Certificates are presented to the Warrant Agent with a written request:

                  (i) to register the transfer of the Definitive Warrant Certificates; or

                  (ii) to exchange such Definitive Warrant Certificates for an equal number of Definitive Warrants of other authorized denominations, the Warrant Agent will register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Warrant Certificates presented or surrendered for registration of transfer or exchange:

                        (A) will be duly endorsed or accompanied by a written instruction of transfer in the form required by the Warrant Agent Agreement or satisfactory to the Warrant Agent, duly executed by the Holder thereof or by his attorney, duly authorized in writing; and

                        (B) upon the request of the Company, such request will be accompanied by evidence, including an opinion of counsel if requested, reasonably satisfactory to the Company (and its counsel) that either:

                              (1)   the Warrant is being delivered to the
                                    Warrant Agent by a Holder for registration in the name of such Holder, without transfer; or

                              (2) the Warrant is being transferred in reliance on an exemption from the registration requirements of the Securities Act.

            (b) Exchange of a Definitive Warrant for a Beneficial Interest in a Global Warrant. Upon receipt by the Warrant Agent of a Definitive Warrant that is not a restricted Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in the form required by this Warrant Agent Agreement or satisfactory to the Warrant Agent, together with, written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate, then the Warrant Agent will cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificate is then outstanding, the Company will issue and the Warrant Agent will countersign a new Global Warrant Certificate representing the appropriate number of Warrants.

            (c) Transfer and Exchange of Global Warrants or Beneficial Interests Therein. The transfer and exchange of Global Warrants or beneficial interests represented by a Global Warrant Certificate will be effected through the Depositary, in accordance with this Warrant Agent Agreement and the procedures of the Depositary therefor.

            (d) Exchange of a Beneficial Interest in a Global Warrant for a Definitive Warrant.

                  (i) Any person having a beneficial interest in a Global Warrant may, upon written request to the Warrant Agent, exchange such beneficial interest for a certificate representing a Definitive Warrant. Upon receipt by the Warrant Agent of written instructions or such other form of instructions (as is customary for the Depositary) from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Warrant, the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and

                        Warrant Agent, a Definitive Warrant Certificate representing the number of Warrants representing such person's beneficial interests to be issued and simultaneously reduce the number of Warrants represented by the Global Warrant Certificate.

                  (ii) Definitive Warrant Certificates issued in exchange for beneficial interests represented by a Global Warrant pursuant to this Section 6(d) will be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Warrant Agent. The Warrant Agent will deliver such Definitive Warrant Certificates to the persons in whose names such Warrants are so registered.

            (e) Restrictions on Transfer and Exchange of Global Warrants. Notwithstanding any other provisions of this Warrant Agent Agreement (other than the provisions set forth in Subsection (g) of this Section 6), a Global Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (f) Countersigning of Definitive Warrants in Absence of Depositary. If at any time:

                  (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Warrants and a successor Depositary for the Global Warrants is not appointed by the Company within five Business Days after delivery of such notice; or

                  (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrant Certificates under this Warrant Agent Agreement, then the Company will execute, and the Warrant Agent, upon written instructions signed by two Officers of the Company, will countersign and deliver Definitive Warrant Certificates, in an aggregate number equal to the number of Warrants represented by Global Warrants, in exchange for such Global Warrants.

            (g) Cancellation of Global Warrant. At such time as all beneficial interests in Global Warrants have either been exchanged for Definitive Warrants, exercised, redeemed, repurchased or cancelled, all Global Warrant Certificates will be returned to, and then cancelled by, the Warrant Agent.

            (h) Obligations with respect to Transfers and Exchanges of Warrants.

                  (i) To permit registrations of transfers and exchanges, the Company will execute and the Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 5 and this Section 6, Definitive Warrant Certificates and Global Warrant Certificates as required pursuant to the provisions of this Section 6.

                  (ii) All Definitive Warrant Certificates and Global Warrant Certificates issued upon any registration of transfer or exchange of Definitive Warrants or Global Warrants will be the valid obligations of the Company, entitled to the same benefits under this Warrant Agent Agreement, as the Definitive Warrants or Global Warrants surrendered upon such registration of transfer or exchange.

                  (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company will be affected by notice to the contrary.

                  (iv) No service charge will be made to a Holder for any registration, transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or other governmental charge that may be imposed on a Holder in connection with any such exchange or registration of transfer.

      SECTION 7. Terms of Warrants; Exercise of Warrants. (a) Each Warrant will be exercisable at any time and from time to time beginning on the Effective Date and ending on 5:00 p.m., Eastern time, on the Expiration Date. After 5:00 p.m., Eastern time, on the Expiration Date, the Warrants will become void and of no value and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Warrant Agent Agreement will cease. On the Effective Date, each record holder of Old Common Stock as of the close of business on the Distribution Record Date will receive one Warrant for each share of Old Common Stock then held. Subject to the provisions of this Warrant Agent Agreement and applicable law, each Warrant issued on the Effective Date will entitle the Original Holder thereof to purchase from the Company (and the Company will issue and sell to such Original Holder) one-tenth (1/10th) of a fully paid and nonassessable share of New Common Stock. The Warrants will entitle the Holder thereof to purchase at the Exercise Price one Common Share for each ten (10) Warrants held. Except in the case where a Holder is exercising all Warrants then held, Warrant Shares may be purchased only pursuant to the exercise of Warrants in integral multiples of ten (10). No fractions of a Warrant Share will be issued upon exercise of any Warrants. If any fraction of a Warrant Share would be issuable on the exercise of all Warrants then held by a Holder, the number of Warrant Shares issuable to such Holder pursuant to such Warrants will reflect a rounding to the nearest whole number of Warrant Shares to be issued (up or down), with half shares being rounded up as provided in Section 11. Each Warrant is transferable and exercisable by the subsequent Holder thereof pursuant to the terms and conditions provided in this Warrant Agent Agreement.

            (b) Warrants may be exercised upon surrender to the Company at the principal office of the Warrant Agent of (i) the certificate or certificates evidencing the Warrants to be exercised, (ii) the form of election to purchase on the reverse of such certificate or certificates (the "Warrant Exercise Notice") duly filled in and signed, which signature must be guaranteed by an Eligible Guarantor Institution pursuant to SEC Rule 17Ad-15, and (iii) payment to the Warrant Agent, for the account of the Company, of the amount equal to the Exercise Price multiplied by the number of shares of New Common Stock (the "Exercise Amount") of which such Warrants are then exercised. Payment of the Exercise Amount will be made to the Warrant Agent by certified check, official bank check, express money order, payable to the order of the Company, or by wire transfer in immediately available funds as follows:

         Wells Fargo Bank, National Association
         San Francisco, California

         ABA # 121000248

         A/C # 16749600
         A/C Name: Oglebay Norton Company Warrants

         REF: Wells Fargo Bank, National Association,
         As Agent for Oglebay Norton Company
         Attn: Jane Schweiger

      The exercise of Warrants by Holders of beneficial interest in Global Warrants will be effected in accordance with this Warrant Agent Agreement and the procedures of the Depository therefor.

            (c) All Warrant Certificates surrendered upon exercise of Warrants will be cancelled by the Warrant Agent. Such cancelled Warrant Certificates will then be disposed of by the Warrant Agent in accordance with the Warrant Agent's customary procedures and shall provide evidence to the Company upon its request of any such cancelled Warrant Certificates. The Warrant Agent will account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants. On or before the third day following the Expiration Date, the Warrant Agent will certify in writing, delivered as provided in Section 15 hereof, the actual number of Warrants exercised and paid for as of 5:00 p.m., Eastern time, on the Expiration Date.

            (d) Any exercise of a Warrant pursuant to the terms of this Warrant Agent Agreement will be irrevocable and will constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms.

            (e) The Warrant Agent will:

                  (i) examine all Warrant Exercise Notices and all other documents delivered to it by or on behalf of Holders as contemplated by the Warrant Certificates to ascertain whether, on their face, such Warrant Exercise Notices and any such other documents have been executed and completed in accordance with their terms and the terms of the Warrant Certificates and this Warrant Agent Agreement;

                  (ii) where a Warrant Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, the Warrant Agent will endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

                  (iii) inform the Company of and cooperate with and assist the
                        Company in resolving any reconciliation problems between Warrant Exercise Notices received and delivery of Warrants to the Warrant Agent's account;

                  (iv) advise the Company no later than one business day after receipt of a Warrant Exercise Notice, of (A) the receipt of such Warrant Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agent Agreement, (B) the instructions with respect to delivery of the shares of New Common Stock of the Company deliverable upon such exercise, subject to timely receipt from the Depositary of the necessary information, and (C) such other information as the Company will reasonably require; and

                  (v) subject to New Common Stock being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depositary, liaise with the Depositary and endeavor to effect such delivery to the relevant accounts at the Depositary in accordance with its requirements.

            (f) All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant exercise will be determined by the Company in its sole discretion, which determination will be final and binding. The Warrant Agent will incur no liability for or in respect of such determination by the Company. The Company reserves the right to reject any and all Warrant Exercise Notices not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Such determination by the Company will be final and binding on the Holders, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Warrant Exercise Notices with regard to any particular exercise of Warrants. The Company will be under no duty to give notice to the Holders of the Warrants of any irregularities in any exercise of Warrants, nor will it incur any liability for the failure to give such notice.

            (g) As soon as practicable after the exercise of any Warrant, the Company will issue, or otherwise deliver, in authorized denominations to or upon the order of the Holder of the Warrant Certificates evidencing such Warrants, either:

                  (i) if such Holder holds the Warrant being exercised through the Depositary's book-entry transfer facilities, by credit to the Depositary for the account of such Holder or for the account of a participant in the Depositary the number of Warrant Shares to which such Holder is entitled, in each case registered in such name and delivered to such account as directed in the Warrant Exercise Notice by such Holder or by the direct participant in the Depositary through which such Holder is acting, or

                  (ii) if such Holder holds the Warrants being exercised in the form of Definitive Warrant Certificates, by delivery to the address designated by such Holder in its Warrant Exercise Notice of a physical certificate representing the number of Warrant Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder. If less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the date of expiration for the Warrants, a new Warrant Certificate or Certificates will be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the required new Warrant Certificate or Certificates pursuant to the provisions of Section 5 and this Section 7.

            (h) The Warrant Agent will keep copies of this Warrant Agent Agreement and any notices given or received hereunder by or from the Company available for inspection by the Holders during normal business hours at its office. The Company will supply the Warrant Agent from time to time with such numbers of copies of this Warrant Agent Agreement as the Warrant Agent may request.

      SECTION 8. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that the Company will not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any new certificates evidencing the Warrants or any certificates for Warrant Shares in a name other than that of the registered Holder upon the exercise of Warrants, and the Company or the Warrant Agent will not be required to issue or deliver such new certificates evidencing the Warrants or certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof will have paid to the Company the amount of such tax or will have established to the satisfaction of the Company that such tax has been paid.

      SECTION 9. Mutilated or Missing Warrant Certificates. If any Warrant Certificate will be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign in exchange and substitution for, and upon cancellation of, the Warrant

Certificate, if mutilated or in lieu of and substitution for the Warrant Certificate, if lost, stolen or destroyed, a new certificate of like tenor evidencing an equal number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and Warrant Agent of such loss, theft or destruction and indemnity and security therefor, if requested, also satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant Certificate will also comply with such other reasonable regulations and pay such other reasonable charges as the Company or Warrant Agent may prescribe.

      SECTION 10. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, or any other actual contingent purchase rights of persons other than the Holders out of the aggregate of its authorized but unissued New Common Shares, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of New Common Shares which may then be deliverable upon the exercise of all outstanding Warrants.

      The transfer agent for the New Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as will be required for such purpose. The Company will keep a copy of this Warrant Agent Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Warrant Agent Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, if any, transmitted to each Holder of the Warrants pursuant to this Warrant Agent Agreement.

      The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will be, upon payment or other satisfaction of the Exercise Price and issuance thereof, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

      SECTION 11 .Fractional Interests. The Company will not be required to issue fractional Warrant Shares upon the exercise of Warrants. If more than one Warrant will be presented for exercise at the same time by the Holder, the full number of Warrant Shares which will be issuable upon the exercise thereof will be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would be issuable on the exercise of any Warrants as provided in Section 7, the actual distribution of Warrant Shares will reflect a rounding to the nearest whole number of Warrant Shares to be issued (up or down), with half shares being rounded up.

      SECTION 12 .Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent will be a party, or any corporation succeeding to the business of the Warrant Agent, will be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor to the Warrant Agent under the provisions of Section 14. Any such successor warrant agent will promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the register maintained by the Warrant Agent pursuant to this Warrant Agent Agreement. In case at the time such successor to the Warrant Agent will succeed to the agency created by this Warrant Agent Agreement, and in case at that time any of the Warrant Certificates will have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates will not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates will have the full force and effect provided in the Warrant Certificates and in this Warrant Agent Agreement.

      In case at any time the name of the Warrant Agent will be changed and at such time any of the Warrant Certificates will have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates will not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates will have the full force and effect provided in the Warrant Certificates and in this Warrant Agent Agreement.

      SECTION 13 .Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Warrant Agent Agreement and the Warrant Certificate, in each case, upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, will be bound:

            (a) The statements contained herein and in the Warrant Certificates will be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

            (b) The Warrant Agent will not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agent Agreement or in the Warrant Certificates to be complied with by the Company.

            (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent will incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, absent gross negligence, bad faith or willful misconduct (each as determined by a final order, judgment, ruling or decree of a court of competent jurisdiction) in the selection and continued retention of such counsel and the reliance on such counsel's advice.

            (d) The Warrant Agent will incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Warrant Agent Agreement. In addition, the Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, reasonable costs and reasonable counsel fees and expenses, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agent Agreement except as a result of its gross negligence, bad faith or willful misconduct (each as determined by a final order, judgment, ruling or decree of a court of competent jurisdiction). Notwithstanding the foregoing, the Company will not be responsible for any settlement made without its written consent, which consent will not be unreasonably withheld.

            (f) The Warrant Agent will be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders of Warrant Certificates will furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision will not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Warrant Agent Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent will be brought in its name as Warrant Agent and any recovery of judgment will be for the ratable benefit of the Holders of the Warrants, as their respective rights or interests may appear.

            (g) The Warrant Agent, and any shareholder, affiliate, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agent Agreement, or a shareholder, affiliate, director, officer or employee of the Warrant Agent, as the case may be. Nothing herein will preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

            (h) The Warrant Agent will act hereunder solely as agent for the Company, and its duties will be determined solely by the provisions hereof. The Warrant Agent will not be liable for anything which it may do or refrain from doing in connection with this Warrant Agent Agreement except for its own gross negligence, bad faith or willful misconduct (each as determined by a final order, judgment, decree or ruling of a court of competent jurisdiction).

            (i) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agent Agreement.

            (j) The Warrant Agent will not be under any responsibility in respect of the validity of this Warrant Agent Agreement or the execution and delivery hereof (except the due and validly authorized execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its due and validly authorized countersignature thereof), nor will the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Warrant Shares to be issued pursuant to this Warrant Agent Agreement or any Warrant Certificate or as to whether the Warrant Shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Warrant Shares issuable upon exercise of any Warrant.

            (k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Officers and to apply to the Officers for advice or instructions in connection with its duties, and such instructions will be full authorization and protection to the Warrant Agent and the Warrant Agent will not be liable for any action taken, suffered to be taken, or omitted to be taken by it in good faith in accordance with instructions of the Officer or in good faith reliance upon any statement signed by any one of the Officers with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

            (l) If the Warrant Agent will receive any notice or demand (other than notice of or demand for exercise of Warrants) addressed to the Company by any Holder pursuant to the provisions of the Warrant Certificates, the Warrant Agent will promptly forward such notice or demand to the Company.

            (m) No provision of this Warrant Agent Agreement will be construed to relieve the Warrant Agent from liability for its own gross negligence, bad faith or willful misconduct.

      SECTION 14 .Resignation and Removal of Warrant Agent; Appointment of Successor. No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent will become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own gross negligence, bad faith or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent will thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent will, at the Company's expense, mail (by first class mail, postage prepaid) to each Holder of a Warrant at his last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company will appoint in writing a new warrant agent. If the Company will fail to make such appointment within a period of 20 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, will be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent will be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it will be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it will be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same will be done at the expense of the Company and will be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company will give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section, however, or any defect therein, will not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

      SECTION 15 .Notices to Company and Warrant Agent. Any notice or demand authorized or required by this Warrant Agent Agreement to be given or made by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company will be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

         Oglebay Norton Company
         North Point Tower
         1001 Lakeside Avenue
         Cleveland, Ohio 44114-1151
         Telecopy:  216-861-2313
         Telephone: 216-861-3300
         Attention:  Rochelle F. Walk, Esq.

         With a copy to:

         Jones, Day, Reavis & Pogue
         North Point
         901 Lakeside Avenue
         Cleveland, Ohio 44114
         Telecopy: 216-579-0212
         Telephone: 216-586-3939
         Attention: David P. Porter, Esq.

      In case the Company will fail to maintain such office or agency or will fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

      Any notice pursuant to this Warrant Agent Agreement to be given by the Company or by the Holder(s) of any Warrant Certificate to the Warrant Agent will be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

         Wells Fargo Bank, N.A.
         Corporate Trust Services
         Sixth and Marquette
         MAC N9303-120
         Minneapolis, MN 55479
         Telephone:  612-667-2344
         Facsimile:  612-667-9825
         Attention:  Jane Y. Schweiger

      SECTION 16 .Entire Agreement. This Warrant Agent Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and may not be amended, except in a writing signed by both of them.

      SECTION 17 .Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Warrant Agent Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which will not in any way adversely affect the interests of the Holders of Warrant Certificates. Any amendment or supplement to this Warrant Agent Agreement that has a material effect on the interests of Holders will require the written consent of Holders representing a majority of the then outstanding Warrants. The consent of each Holder of a Warrant affected will be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased.

      SECTION 18 .Successors. All the covenants and provisions of this Warrant Agent Agreement by or for the benefit of the Company or the Warrant Agent will bind and inure to the benefit of their respective successors and assigns hereunder.

      SECTION 19 .Termination. This Warrant Agent Agreement (other than any party's obligations with respect to Warrants previously exercised and with respect to indemnification under Section 13) will terminate at 5:00 p.m., Eastern time, on the Expiration Date. Notwithstanding the foregoing, this Warrant Agent Agreement will terminate on any earlier date when all Warrants have been exercised.

      SECTION 20 .Governing Law. This Warrant Agent Agreement and each Warrant Certificate issued hereunder will be deemed to be a contract made under the laws of the State of Ohio and for all purposes will be construed in accordance with the internal laws of said state, without regard to principles of conflicts of law of such state.

      SECTION 21 .Benefits of this Warrant Agent Agreement. Nothing in this Warrant Agent Agreement will be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Warrant Agent Agreement; and this Warrant Agent Agreement will be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrant Certificates.

      SECTION 22 .Holder Not Deemed a Shareholder. Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, will be entitled to any rights of a shareholder of the Company, including the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of shareholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein. The Holders of the Warrants are not entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs.

      SECTION 23 .Counterparts. This Warrant Agent Agreement may be executed in any number of counterparts, and each of such counterparts (including facsimile copies) will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

      SECTION 24 .Severability. If any part of this Warrant Agent Agreement will be held to be invalid or unenforceable by any court, or regulatory agency or body, such invalidity or unenforceability will attach only to such part and will not affect the validity or enforceability of the rest of this Warrant Agent Agreement. Furthermore, in lieu of any such invalid or unenforceable provision or condition, the parties hereto intend that there will be added as a part of this Warrant Agent Agreement a provision as similar in terms and commercial effect to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                         (Next page is a signature page)

      IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agent Agreement to be duly executed, as of the day and year first above written.

                                                  OGLEBAY NORTON COMPANY

                                                  By:___________________________
                                                  Name:  Rochelle F. Walk
                                                  Title: Vice President, General
                                                         Counsel and Secretary

                                                  WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                   EXHIBIT A-1

                          [FORM OF WARRANT CERTIFICATE]

                                     [FACE]

                                                           CUSIP No. 677007 11 4

No.                                                                     Warrants

                             OGLEBAY NORTON COMPANY
                        WARRANT TO PURCHASE COMMON STOCK

      This Warrant Certificate certifies that
or its registered assigns, is the registered holder of Warrants (the "Warrants") to purchase common stock, par value $.01 (the "Common Stock"), of Oglebay Norton Company, an Ohio corporation (the "Company"). These Warrants expire at 5:00 p.m., Eastern time, on [__________ ___] , 2005 (the "Expiration Date"). Each Warrant entitles the holder thereof to purchase one-tenth (1/10th) of a fully paid and nonassessable share of Common Stock, at the exercise price of $10.00 per share of Common Stock (the "Exercise Price"), payable to the Company in lawful money of the United States of America upon surrender to the Company at the principal office of the Warrant Agent of (i) the certificate or certificates evidencing the Warrants to be exercised, (ii) the form of election to purchase on the reverse of such certificate or certificates (the "Warrant Exercise Notice") duly filled in and signed, which signature must be guaranteed by an Eligible Guarantor Institution pursuant to SEC Rule 17Ad-15, and (iii) payment to the Warrant Agent, for the account of the Company, of the amount equal to the Exercise Price multiplied by the number of shares of New Common Stock (the "Exercise Amount") of which such Warrants are then exercised. Payment of the Exercise Amount will be made to the Warrant Agent by certified check, official bank check, express money order, payable to the order of the Company, or by wire transfer in immediately available funds. The Warrants are exercisable only subject to the conditions set forth herein and in the Warrant Agent Agreement referred to on the reverse hereof. Each Warrant is transferable and exercisable by the subsequent holder thereof pursuant to the terms and conditions provided in the Warrant Agent Agreement.

      These Warrants are immediately exercisable. No Warrants may be exercised after 5:00 p.m., Eastern time, on the Expiration Date, and to the extent not exercised by such time, such Warrants will become void and of no value.

      REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF AND SUCH FURTHER PROVISIONS WILL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

      This Warrant Certificate will not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agent Agreement.

      This Warrant Certificate will be governed by and construed in accordance with the internal laws of the State of Ohio.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and Chief Executive Officer and by its Secretary, each by a signature or a facsimile thereof.

Dated:                                              OGLEBAY NORTON COMPANY

                                                    By: _______________________
                                                    Name:  Michael D. Lundin
                                                    Title: President and Chief
                                                           Executive Officer

                                                    By: _______________________
                                                    Name:  Rochelle F. Walk
                                                    Title: Secretary

Countersigned:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Warrant Agent

By: ___________________________
Authorized Signature

                          [FORM OF WARRANT CERTIFICATE]

                                    [REVERSE]

      The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date entitling the holder on exercise to receive shares of Common Stock of the Company, and are issued or to be issued pursuant to a Warrant Agent Agreement dated as of [__________ ___], 2004 (the "Warrant Agent Agreement"), duly executed and delivered by the Company to Wells Fargo Bank, National Association, as warrant agent (the "Warrant Agent"), which Warrant Agent Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agent Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used herein without definition will have the meanings ascribed to them in the Warrant Agent Agreement.

      Warrants are immediately exercisable and may be exercised at any time prior to 5:00 p.m., Eastern time, on the Expiration Date. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering (i) the certificate or certificates evidencing the Warrants to be exercised, (ii) the Warrant Exercise Notice duly filled in and signed, which signature must be guaranteed by an Eligible Guarantor Institution pursuant to SEC Rule 17Ad-15, and (iii) payment to the Warrant Agent, for the account of the Company, of the Exercise Amount of which such Warrants are then exercised. Payment of the Exercise Amount will be made to the Warrant Agent by certified check, official bank check, express money order, payable to the order of the Company, or by wire transfer in immediately available funds. The Warrants are exercisable only subject to the conditions set forth herein and in the Warrant Agent Agreement referred to on the reverse hereof. The Warrants entitle the Holder thereof to purchase at the Exercise Price one Common Share for each ten (10) Warrants held. Except in the case where a Holder is exercising all Warrants then held, Warrant Shares may be purchased only pursuant to the exercise of Warrants in integral multiples of ten (10). No fractions of a Warrant Share will be issued upon the exercise of any Warrants. If any fraction of a Warrant Share would be issuable on the exercise of all Warrants then held by a Holder, the number of Warrant Shares issuable to such Holder pursuant to such Warrants will reflect a rounding to the nearest whole number of Warrant Shares to be issued (up or down), with half shares being rounded up. Each Warrant is transferable and exercisable by the subsequent holder thereof pursuant to the terms and conditions provided in the Warrant Agent Agreement.

      In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised will be less than the total number of Warrants evidenced hereby, there will be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised and the number of Warrant Shares remaining to be exercised.

      Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant

Agent Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

      Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants will be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agent Agreement.

      The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent will be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

      The Warrant Agent will keep copies of the Warrant Agent Agreement and any notices given or received thereunder by or from the Company available for inspection by the Holders during normal business hours at its office.

                                   EXHIBIT A-2

                      [FORM OF GLOBAL WARRANT CERTIFICATE]

                                     [FACE]

      This Global Warrant Certificate is held by The Depository Trust Company (the "Depositary") or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (a) this Global Warrant Certificate may be exchanged in whole but not in part pursuant to Section 6(c) of the Warrant Agent Agreement, (b) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 6(g) of the Warrant Agent Agreement and (c) this Global Warrant Certificate may be transferred to a successor Depositary with the prior written consent of the Company.

      Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is required by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

      Transfers of this Global Warrant Certificate will be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor's nominee, and transfers of portions of this Global Warrant Certificate will be limited to transfers made in accordance with the restrictions set forth in Section 6 of the Warrant Agent Agreement.

      No registration of transfer of the securities issuable pursuant to this Global Warrant Certificate will be recorded on the books of the Company until such provisions have been complied with.

                                                           CUSIP No. 677007 11 4

No.                                                                     Warrants

                             OGLEBAY NORTON COMPANY

                     GLOBAL WARRANT TO PURCHASE COMMON STOCK

      This Warrant Certificate certifies that
or its registered assigns, is the registered holder of Warrants (the "Warrants") to purchase common stock, par value $.01 (the "Common Stock"), of Oglebay Norton Company, an Ohio corporation (the "Company"). These Warrants expire at 5:00 p.m., Eastern time, on [__________ ___], 2005 (the "Expiration Date"). Each Warrant entitles the holder thereof to purchase one-tenth (1/10th) of a fully paid and nonassessable share of Common Stock, at the exercise price of $10.00 per share of Common Stock (the "Exercise Price"), payable to the Company in lawful money of the United States of America upon surrender to the Company at the principal office of the Warrant Agent of (i) the form of election to purchase on the reverse of such certificate or certificates (the "Warrant Exercise Notice") duly filled in and signed, which signature must be guaranteed by an Eligible Guarantor Institution pursuant to SEC Rule 17Ad-15, and (ii) payment to the Warrant Agent, for the account of the Company, of the amount equal to the Exercise Price multiplied by the number of shares of New Common Stock (the "Exercise Amount") of which such Warrants are then exercised. Payment of the Exercise Amount will be made to the Warrant Agent by certified check, official bank check, express money order, payable to the order of the Company, or by wire transfer in immediately available funds. The Warrants are exercisable only subject to the conditions set forth herein and in the Warrant Agent Agreement referred to on the reverse hereof. Each Warrant is transferable and exercisable by the subsequent holder thereof pursuant to the terms and conditions provided in the Warrant Agent Agreement.

      These Warrants are immediately exercisable. No Warrants may be exercised after 5:00 p.m., Eastern time, on the Expiration Date, and to the extent not exercised by such time, such Warrants will become void and of no value.

      REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF AND SUCH FURTHER PROVISIONS WILL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

      This Warrant Certificate will not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agent Agreement.

      This Warrant Certificate will be governed by and construed in accordance with the internal laws of the State of Ohio.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and Chief Executive Officer and by its Secretary, each by a signature or a facsimile thereof.

Dated:                                             OGLEBAY NORTON COMPANY

                                                   By: _________________________
                                                   Name:  Michael D. Lundin
                                                   Title: President and Chief
                                                          Executive Officer

                                                   By: _________________________
                                                   Name: Rochelle F. Walk
                                                   Title Secretary

Countersigned:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Warrant Agent

By: ___________________________
Authorized Signature

                      [FORM OF GLOBAL WARRANT CERTIFICATE]

                                    [REVERSE]

      The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date entitling the holder on exercise to receive shares of Common Stock of the Company, and are issued or to be issued pursuant to a Warrant Agent Agreement dated as of [________ ___], 2004 (the "Warrant Agent Agreement"), duly executed and delivered by the Company to Wells Fargo Bank, National Association, as warrant agent (the "Warrant Agent"), which Warrant Agent Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agent Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used herein without definition will have the meanings ascribed to them in the Warrant Agent Agreement.

      Warrants are immediately exercisable and may be exercised at any time prior to 5:00 p.m., Eastern time, on the Expiration Date. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering (i) the Warrant Exercise Notice duly filled in and signed, which signature must be guaranteed by an Eligible Guarantor Institution pursuant to SEC Rule 17Ad-15, and (ii) payment to the Warrant Agent, for the account of the Company, of the Exercise Amount of which such Warrants are then exercised. Payment of the Exercise Amount will be made to the Warrant Agent by certified check, official bank check, express money order, payable to the order of the Company, or by wire transfer in immediately available funds. The Warrants are exercisable only subject to the conditions set forth herein and in the Warrant Agent Agreement referred to on the reverse hereof. The Warrants entitle the Holder thereof to purchase at the Exercise Price one Common Share for each ten (10) Warrants held. Except in the case where a Holder is exercising all Warrants then held, Warrant Shares may be purchased only pursuant to the exercise of Warrants in integral multiples of ten (10). No fractions of a Warrant Share will be issued upon the exercise of any Warrants. If any fraction of a Warrant Share would be issuable on the exercise of all Warrants then held by a Holder, the number of Warrant Shares issuable to such Holder pursuant to such Warrants will reflect a rounding to the nearest whole number of Warrant Shares to be issued (up or down), with half shares being rounded up. Each Warrant is transferable and exercisable by the subsequent holder thereof pursuant to the terms and conditions provided in the Warrant Agent Agreement.

      Warrants, when surrendered by book-entry delivery through the facilities of the Depositary may be exchanged, in the manner and subject to the limitations provided in the Warrant Agent Agreement, but without payment of any service charge, for a Warrant Certificate or Warrant Certificates of like tenor evidencing Warrants to purchase in the aggregate a like number of Warrant Shares.

      In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised will be less than the total number of Warrants evidenced hereby, there will be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised and the number of Warrant Shares remaining to be exercised.

      The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent will be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

      The Warrant Agent will keep copies of the Warrant Agent Agreement and any notices given or received thereunder by or from the Company available for inspection by the Holders during normal business hours at its office.

                  SCHEDULE OF EXCHANGES OF DEFINITIVE WARRANTS

      The following exchanges of a part of this Global Warrant for definitive Warrants have been made:

                                                                      Number of Warrants
                       Amount of decrease                               in this Global
                          in Number of       Amount of increase in     Warrant following        Signature of
                        Warrants in this     Number of Warrants in     such decrease or      authorized officer
Date of Exchange         Global Warrant       this Global Warrant          increase              of Warrant
----------------         --------------       -------------------          --------              ----------

                                    EXHIBIT B

                         [FORM OF ELECTION TO PURCHASE]

                    (To Be Executed Upon Exercise Of Warrant)

      The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to exercise _________ Warrants and receive __________ shares of common stock, par value $0.01 per share (the "Warrant Shares"), at an exercise price of $10.00 per Warrant Share and herewith tenders payment for such shares to the order of OGLEBAY NORTON COMPANY, in the amount of $_________ or has tendered such payment via wire transfer in immediately available funds, in accordance with the terms hereof and in the Warrant Agent Agreement.

      The undersigned requests that a certificate for such shares be registered and delivered as follows:

________________________________________________________________________________
                     (Please print or type name and address)

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
______________________________

      If said number of shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered and delivered as follows:

________________________________________________________________________________
                     (Please print or type name and address)

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
______________________________

                          ____________________________
                          Signature
                          Note: The above signature must correspond with the
                          name as written upon the face of this Warrant
                          Certificate in every particular, without alteration or
Dated:                    enlargement or any change whatsoever.

Signature Guaranteed by:  ______________________________________
                          Note: The signature must be guaranteed by an eligible guarantor, institution bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.

                                    EXHIBIT C

                              [FORM OF ASSIGNMENT]

      FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns and transfers unto the assignee(s) named below (including the undersigned with respect to any shares of common stock for which the Warrants represented by the within Warrant Certificate are exercisable but the right to exercise for which is not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants as are set forth below:

                                       Social Security or other
Shareholder Name(s) of                  Taxpayer Identification       Number of Assignee(s)
  Warrants Assignees       Address              Number                   being assigned
  ------------------       -------              ------                   --------------

and does hereby irrevocably constitute and appoint ____________________ the undersigned's attorney to make such transfer on the books of Oglebay Norton Company maintained for that purpose with full power of substitution in the premises. Capitalized terms used herein without definition will have the meanings ascribed to them in the Warrant Agent Agreement. This assignment must comply with the provisions of Section 6 of the Warrant Agent Agreement governing this Warrant.

                                              _______________________________(1)
Dated: __________________________             (Signature of Owner)

________________________________________________________________________________
                   (Street Address, City, State and Zip Code)

           Signature Guaranteed by:  ______________________________________
                                     Note:  The signature must be guaranteed by
                                     an eligible guarantor, institution bank,
                                     stockbroker, savings and loan association
                                     or credit union with membership in an
                                     approved signature guarantee medallion
                                     program, pursuant to SEC Rule 17Ad-15.

----------
      (1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or any change whatever.